Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, Harlan H. Chappelle, certify that:
1.	I have reviewed this Quarterly Report on Form 10-Q of Alta Mesa Holdings, LP;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Alta Mesa Holdings, LP as of, and for, the periods presented in this report;
4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Alta Mesa Holdings, LP and have:
a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Alta Mesa Holdings, LP, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	[intentionally omitted]

c.	Evaluated the effectiveness of Alta Mesa Holdings, LP’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in Alta Mesa Holdings, LP’s internal control over financial reporting that occurred during Alta Mesa Holdings, LP’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, Alta Mesa Holdings, LP’s internal control over financial reporting.
5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Alta Mesa Holdings, LP’s auditors and the audit committee of Alta Mesa Holdings, LP’s board of directors (or persons performing the equivalent functions):
a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Alta Mesa Holdings, LP’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in Alta Mesa Holdings, LP’s internal control over financial reporting.

Date: August 12, 2011
/s/ Harlan H. Chappelle
Harlan H. Chappelle
President and Chief Executive Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP

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